Exhibit 10.20
SECOND AMENDMENT TO LETTER OF CREDIT AGREEMENT
     This Second Amendment to Letter of Credit Agreement (the “Second Amendment”) is made as of May 13, 2009 by and between
PETSMART, INC., a Delaware corporation, having a principal place of business at 19601 North 27th Avenue, Phoenix, Arizona 85027 (“Petsmart”), and
BANK OF AMERICA, N.A., as Issuing Bank, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110.
in consideration of the mutual covenants herein contained and benefits to be derived herefrom.
WITNESSETH
     WHEREAS, Petsmart and the Issuing Bank have entered into a Letter of Credit Agreement dated as of June 30, 2006 (as amended, restated, supplemented, or otherwise modified, the “L/C Agreement”), by and between Petsmart and the Issuing Bank; and
     WHEREAS, Petsmart is party to a loan facility evidenced by, among other things, that certain Credit Agreement dated as of August 15, 2007 (as amended, restated, supplemented, or otherwise modified, the “Credit Agreement”), by and between, among others, (i) Petsmart, (ii) the other Borrower party thereto, (iii) Bank of America, N.A., as Administrative Agent for the benefit of itself and the other Lenders party thereto (in such capacity, the “Administrative Agent”), (iv) Bank of America, N.A., as Collateral Agent for the benefit of itself and the other Lenders party thereto (in such capacity, the “Collateral Agent”), (v) the Lenders party thereto, and (vi) Bank of America, N.A., as Issuing Bank; and
     WHEREAS, Petsmart has advised the Issuing Bank that it may from time to time endeavor to cause certain “Letters of Credit” (as defined in the Credit Agreement) currently issued and outstanding under the Credit Agreement to be transferred to, and deemed issued by, the Issuing Bank in accordance with Section 2.16 of the L/C Agreement; and
     WHEREAS, in connection therewith, Petsmart and the Issuing Bank have agreed to amend certain provisions of the L/C Agreement as set forth herein.
     NOW THEREFORE, it is hereby agreed as follows:
1.	Definitions: All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the L/C Agreement.

2.	Amendments to Article I. The provisions of Article I of the L/C Agreement are hereby amended as follows:

a.	By amending the definition of “Availability” by deleting the figure “$65,000,000” therefrom and substituting in its stead the figure “$100,000,000”; and

b.	By amending the definition of “Commitment” by deleting the figure “$65,000,000” therefrom and substituting in its stead the figure “$100,000,000”; and

c.	By deleting the definition of “Maturity Date” in its entirety and substituting the following new definition in its stead:

“Maturity Date” means the “Maturity Date” as defined in the Existing Financing Agreement.
3.	Amendment to Article II. The provisions of Section 2.07(a) are hereby amended by deleting the phrase “0.20% per annum” therefrom and substituting in its stead the phrase “0.45% per annum”.

4.	Conditions to Effectiveness. This Second Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Issuing Bank:
a.	This Second Amendment shall have been duly executed and delivered by Petsmart and the Issuing Bank. The Issuing Bank shall have received a fully executed copy hereof and of each other document required hereunder.

b.	All action on the part of Petsmart necessary for the valid execution, delivery and performance by Petsmart of this Second Amendment shall have been duly and validly taken.

c.	Petsmart shall have reimbursed the Issuing Bank for all of its reasonable out-of-pocket expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees.

d.	No Default or Event of Default shall have occurred and be continuing.

e.	Petsmart shall have provided such additional instruments, documents, and agreements to the Issuing Bank as the Issuing Bank and its counsel may have reasonably requested.
5.	Miscellaneous.
a.	Except as provided herein, all terms and conditions of the L/C Agreement remain in full force and effect and are hereby ratified.

b.	This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page hereto by facsimile shall be effective as delivery of a manually executed counterpart hereof.

c.	This Second Amendment expresses the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

d.	This Second Amendment shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and their seals to be hereto affixed as of the date first above written.

PETSMART, INC.

By:
Name:
Title:

BANK OF AMERICA, N.A., as Issuing Bank

By:
Name:
Title:

Signature Page to Second Amendment to Letter of Credit Agreement